EXHIBIT 99.1

SENIOR MANAGEMENT AGREEMENT

THIS SENIOR MANAGEMENT AGREEMENT (this “Agreement”) is effective as of April 30, 2010 (the “Effective Date”), among LECG CORPORATION, a Delaware corporation (the “Company”), and Steve M. Samek (the “Executive”).

Recitals

A.            The Company has been organized for the purpose of engaging, through one or more subsidiaries, in the business of providing independent expert testimony, financial advisory services, original authoritative studies, strategic advisory, and tax, assurance, and business consulting services.  The Company and its direct and indirect subsidiaries are sometimes collectively referred to herein as the “LECG Entities”, and any one of them is referred to as an “LECG Entity”.

B.            The Company desires to employ Executive, and the Executive wishes to accept such employment, as the Chief Executive Officer of the Company.

Agreement

In consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

1.             Employment.  The Company hereby engages the Executive to serve as the Chief Executive Officer of the Company and the Executive agrees to serve the Company in such capacity subject to the terms and conditions set forth in this Agreement.

1.1           Services.  The Executive, as Chief Executive Officer of the Company, shall have all the duties and responsibilities customarily rendered by similarly situated individuals employed by companies of similar size and nature and as may be delegated to him from time to time by the Board of Directors of the Company.

1.2           Best Efforts.  The Executive will devote his best efforts and such business time and attention as may be necessary (except for vacation periods and periods of illness or other incapacity) to perform the Services, and such management tasks and requirements as may be requested by the Company and LECG.

2.             Board of Directors.  For as long as Executive’s employment as Chief Executive Officer continues, the Company will continue to nominate Executive for election by the Company’s stockholders to the Company’s Board of Directors (the “Board”).

3.             Salary, Bonus and Benefits.

3.1           Salary.  In consideration of the services provided by the Executive hereunder, the Company will pay the Executive a base salary at the rate of Seven Hundred Thousand Dollars

($700,000) per year (the “Base Salary”), retroactive to March 15, 2010.  The Base Salary will be subject to review on an annual basis by the Board.

3.2           Target Bonus.  The Executive shall be eligible to receive an annual bonus of up to seventy-five percent (75%) of Base Salary (“Annual Bonus”).  The Annual Bonus shall initially be based 60% on Company financial performance metrics and 40% on individual performance metrics determined by the Board on an annual basis.  The Executive and the Compensation Committee will work to establish the Company financial performance metrics and individual performance metrics for calendar year 2010, which proposed metrics the Compensation Committee will present to the Board for consideration at its next regular meeting.  The relative balance between Company financial performance metrics and individual performance metrics may be altered by the Board for calendar years after 2010 in conjunction with the Board’s consideration of overall bonus compensation arrangements for senior executives of the Company.  The Annual Bonus shall not be considered earned or payable for any calendar year unless the Executive remains actively employed by the Company through January 1st of the calendar year immediately following such calendar year.

3.3           Determination of Bonus; Payment.  Following the end of each calendar year, the Compensation Committee of the Board and the Chairman of the Board (the “Chairman”) shall together review Executive’s performance, and recommend to the Board for its final determination the amount of the Annual Bonus that Executive has earned based upon the applicable metrics for that year.  The Board will base its determination of the Company’s achievement of financial performance metrics on the Company’s audited financial statements for such year, unless the Board determines that some other basis is appropriate.  The attainment of individual performance metrics will be assessed by the Board in its sole discretion, taking into consideration the recommendations of the Compensation Committee and the Chairman.

3.4           Restricted Shares.  Subject to the terms set forth in the Company’s 2003 Stock Option Plan, as amended (the “Plan”), and as the same may be amended from time to time, the Company shall as soon as reasonably practicable grant to the Executive one million (1,000,000) shares of Restricted Stock (as defined in the Plan) (the “Restricted Shares”), which Restricted Shares shall be subject to vesting as set for the below on the first five anniversaries of the date of grant (each an “Anniversary Date”).  The remaining terms of the grant of the Restricted Shares will be set forth in the Restricted Stock Grant Agreement, substantially in the form attached as Exhibit A.

3.4.1        First Anniversary Date: 10% of the Restricted Shares shall vest.

3.4.2        Second Anniversary Date: an additional 15% of the Restricted Shares granted shall vest.

3.4.3        Third Anniversary Date: an additional 20% of the Restricted Shares granted shall vest.

3.4.4        Fourth Anniversary Date: an additional 25% of the Restricted Shares granted shall vest.

3.4.5        Fifth Anniversary Date: an additional 30% of the Restricted Shares granted shall vest.

3.5           Benefits.  During the period of his employment, the Executive shall be entitled to receive all other benefits of employment generally available to the Company’s other executive and managerial employees when and as he becomes eligible for them, including medical, dental, life and disability insurance benefits, participation in the Company’s 401(k) Plans, the Company’s Deferred Compensation Plan, etc.  The Company reserves the right to modify, suspend or discontinue any and all of the foregoing benefit plans, policies, and practices at any time without notice to or recourse by the Executive, so long as such action is taken generally with respect to other similarly situated persons and does not single out the Executive.

3.6           Resources.  The Company will provide the Executive with office space and appropriate furniture and equipment.  The Company will provide its standard computer equipment which shall include either a desktop computer or a laptop computer and docking station.  The Company, at its expense, shall provide the Executive with the necessary administrative support staff and resources to perform his duties under this Agreement, all in accordance with the Company’s policy from time to time.

3.7           Expense Reimbursement.  The Company shall reimburse the Executive, pursuant to its regular expense reimbursement policies, for all reasonable and necessary business expenses incurred by the Executive in connection with the performance of Executive’s duties under the Agreement.  The Executive will provide written documentation of any such expenses as requested by the Company.

4.             Term and Termination.

4.1           Employment At Will.  This Agreement has no definite term and is terminable at will by either party without any requirement for notice or cause except as expressly provided by this Section 4 or as required by law.

4.2           Events of Termination.  The Executive’s employment with the Company shall terminate upon:

4.2.1        the Executive’s death or permanent disability.

4.2.2        the Executive’s voluntary resignation or retirement, for either of which Executive shall provide at least three (3) months’ written notice.

4.2.3        termination by the Company by the delivery to the Executive of a written notice from the Company that the Executive has been terminated (“Notice of Termination”) with or without Cause (as defined below).  The Notice of Termination shall specify whether the termination is for Cause or not.  If the Notice of Termination does not state that the termination is for “Cause” the termination shall be treated as other than for Cause.

4.3           Definitions Relating to Events of Termination.  For purposes of the preceding paragraph the following definitions shall apply:

4.3.1        “permanent disability” means (i) the Executive’s incapacity due to physical or mental illness such that even with reasonable accommodation he is unable to perform the essential functions of his previously assigned duties where such incapacity has been determined to exist by the Company’s disability insurance carrier, and (ii) the Board of the Company has determined, based on competent medical advice, that such incapacity will continue for a period of at least six continuous months.

4.3.2        “Cause” shall be determined by the Board in its sole discretion and shall mean the Executive’s (A) commission of a felony or a crime involving moral turpitude or of any other crime that would adversely affect the reputation of any of the LECG entities; (B) commission of any act or omission involving dishonesty or fraud with respect to any of the LECG Entities or involving harassment of or discrimination against any employees of any of the LECG Entities; (C) misappropriation of funds or assets of any LECG Entity; (D) continued failure to perform duties satisfactorily, or continued neglect of duties, which failure or neglect has not been cured to the satisfaction of the Board within 10 days after written notice from the Board setting forth such failure or neglect; (E) gross negligence or willful misconduct in the performance of his duties; (F) refusal to follow any lawful instructions of the Board; (G) breach of this Agreement; or (H) material violation of the Company’s Code of Business Conduct and Ethics.

4.4           Rights on Termination.

4.4.1        Effect of Cause or Certain Other Reasons for Termination.   If (a) the Executive’s employment terminates for the reasons described in Section 4.2.1 above, (b) the Executive terminates his employment for any reason described in Section 4.2.2  above, or (c) the Company terminates the Executive’s employment with Cause, then the Executive shall be eligible to receive only the Accrued Obligations (as described in Section 4.4.3 below).  If Executive’s employment is terminated for any of the reasons set forth in clause (a), (b) or (c) of this Section 4.4.1, Executive agrees to immediately resign from the Board.

4.4.2        Termination Without Cause.  If the Company terminates the Executive’s Employment without Cause pursuant to Section 4.2.3, the Executive shall be eligible to receive (i) the Accrued Obligations; and (ii) the benefits described in Section 4.4.4 below (the “Severance Benefits”), which are contingent upon (x) the Executive’s signing and not revoking a general release of known and unknown claims and (y) the Executive resigning from the Board.  If Executive is terminated for Cause, Executive agrees to immediately resign from the Board.

4.4.3        Accrued Obligations.  The Accrued Obligations consist of (i) the Executive’s Base Salary earned through the date of his termination of employment (the “Termination Date”); and (ii) the Executive’s accrued but unused vacation benefits.  Payment of the Accrued Obligations will be made on the Termination Date, or if permitted by law, as soon thereafter as is reasonably practicable.

4.4.4        Severance Benefits.  The following shall comprise the Severance Benefits, payable in the manner and in the time provided below:

(a)           Severance Payment.  LECG shall pay to the Executive an amount equal to one-and-a-half (1½) times the Executive’s annual Base Salary (the “Severance Payment”).  For purposes of this subsection 4.4.4(a), the Severance Payment shall be paid in equal installments during the eighteen-month (18-month) period beginning on the Termination Date and at such times as base salary is customarily paid to the Company’s employees, but the Executive shall not be considered to be paid on the Company’s employee payroll for such period; provided, however, that no installment shall be paid prior to the first payroll coincident with or next following the fifty-fifth (55th) day after the Termination Date (or the first business day thereafter) and any installment that would have been paid during such fifty-five (55) day period shall be paid with the first installment paid to the Executive; provided, further, that if the Executive dies while any portion of the Severance Payment is still payable to the Executive hereunder, any unpaid portion of the Severance Payment shall be paid, not later than the thirtieth (30th) day following the Executive’s death (or the first business day thereafter), to the Executive’s estate, in a lump sum in cash equal to the remaining portion of the Severance Payment.  The Company shall withhold from each installment of the Severance Payment such amounts as may be required by law.

(b)           COBRA Premiums. If the Executive (or any of the Executive’s qualified beneficiaries) makes a timely election to continue to participate in the Company’s group health plans (medical, dental, and vision) pursuant to 29 U.S.C. §§ 1161-1169 (“COBRA”), the Company shall pay the premium for such coverage (which premium payment shall be taxable to the Executive if the Company’s group health plans are self-insured) starting on the Termination Date and ending on the earliest of (A) the date that is eighteen months after the Termination Date, or (B) the date on which the Executive no longer is eligible to continue to participate under COBRA.  For purposes of the foregoing, the usual limitations of COBRA shall apply and the Company’s payment of the COBRA premium(s) shall not extend the continuation period, which begins on the Termination Date.

4.4.5        Necessity of Signed Release.  Notwithstanding anything to the contrary in this Section 4, it shall be a condition to the Executive’s right to receive the Severance Benefits that the Executive sign, deliver to the Company and not revoke a release of claims in substantially the form attached hereto as Exhibit B.  If the Executive revokes the release of claims he will not be entitled to receive any Severance Benefits and he will be required to refund to the Company any Severance Benefits previously paid to him or paid on his behalf.

4.5           Covenants During the Employment Period.  During the Employment Period, Executive will not compete with any LECG Entity anywhere within the United States.  In accordance with this restriction, but without limiting its terms, during the Employment Period, Executive will not:

4.5.1        enter into or engage in any business which competes with the business of any LECG Entity;

4.5.2        solicit customers, business, patronage or orders for, or sell, any products and services in competition with, or for any business that competes with, the business of any LECG Entity;

4.5.3        divert, entice or otherwise take away any customers, clients, business, patronage or orders of any LECG Entity or attempt to do so; or

4.5.4        promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the business of any LECG Entity.

4.6           Covenants Following Termination.  For a period of two (2) years following the termination of Executive’s employment, Executive will not:

4.6.1        enter into or engage in any business which competes with the business of any LECG Entity within the Restricted Territory (as defined in Section 4.9);

4.6.2        solicit customers, clients, business, patronage or orders for, or sell, any products and services in competition with, or for any business, wherever located, that competes with, the business of any LECG Entity within the Restricted Territory;

4.6.3        divert, entice or otherwise take away any customers, clients, business, patronage or orders of any LECG Entity within the Restricted Territory, or attempt to do so; or

4.6.4        promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with the business of any LECG Entity within the Restricted Territory.

; provided, however, that if the Company terminates Executive’s employment for Cause under Section 4.2.3 and the sole basis for such Cause is Section 4.3.2(D), then none of the restrictions in Sections 4.6.1 through 4.6.4 shall apply to Executive after such termination.

4.7           Indirect Competition.  For the purposes of subparagraphs (b) and (c), inclusive, but without limitation thereof, Executive will be in violation thereof if Executive engages in any or all of the activities set forth therein directly as an individual on Executive’s own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity, or as a stockholder of any corporation in which Executive or Executive’s spouse, child or parent owns, directly or indirectly, individually or in the aggregate, more than five percent (5%) of the outstanding stock.

4.8           The Company’s Business.  For the purposes of Sections 4.5, 4.6, 4.7, 4.8, 4.9 and 4.10 inclusive, the Company’s business is defined to be the practice of providing independent expert testimony, financial advisory services, original authoritative studies, strategic advisory, and tax, assurance, and business consulting services, as further described in any and all marketing and business development materials, white papers, websites or opinion or thought leadership publications of the Company as the same may be altered, amended, supplemented or otherwise changed from time to time, or of any other products or services substantially similar to or readily suitable for any such described products and services.

4.9           Restricted Territory.  For the purposes of Section 4.6, the Restricted Territory shall be defined as and limited to the geographic area(s) within a one hundred (100) mile radius of any and all location(s) of any LECG Entity or any predecessor to any LECG Entity in, to, or for which Executive worked, to which Executive was assigned or had any responsibility (either direct or supervisory) at the time of termination of Executive’s employment and at any time during the two (2) year period prior to such termination.

4.10         Extension.  If it shall be judicially determined that Executive has violated any of Executive’s obligations under Section 4.6, then the period applicable to each obligation that Executive shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.

4.11         Non-Solicitation.  As long as Executive is an employee of the Company or any LECG Entity and for two years thereafter (“Non-Solicitation Period”), Executive will not directly or indirectly on his own behalf or on behalf of any other party solicit, induce or encourage, or cause others to solicit, induce or encourage, any person employed by, affiliated with, or acting as an independent contractor to any LECG Entity, to terminate his/her relationship with such LECG Entity.

5.             Confidential Information; Proprietary Information, etc.

5.1           Obligation to Maintain Confidentiality.  The Executive acknowledges that any Proprietary Information disclosed or made available to the Executive or obtained, observed or known by the Executive as a direct or indirect consequence of his employment with or performance of services for the Company are the property of the Company.  The Executive agrees that he will not at any time (whether during or after the Executive’s employment) disclose or permit to be disclosed to any third party, directly or indirectly, utilize for his own account or permit to be utilized by any third party any Proprietary Information or Records for any reason whatsoever without the Board’s consent, unless and to the extent that (except as otherwise provided in the definition of Proprietary Information) the aforementioned matters become generally known to and available for use by the public other than as a direct or indirect result of the Executive’s acts or failure to act.  The Executive must deliver to the Company, as applicable, at the termination of his employment, as a condition to receipt of the next or final payment of compensation, or at any other time the Company may request in writing (whether during or after the Executive’s employment), all Records which he may then possess or have under his control.  The Executive further agrees that any property situated on premises and owned by the Company or any Subsidiary, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company and its personnel at any time with or without notice.

5.2           Third Party Information.  The Executive understands that the LECG Entities will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the part of the LECG Entities to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the Executive’s employment and thereafter, the Executive shall hold Third Party Information in the strictest confidence and shall not use or disclose to anyone (other than personnel of the LECG Entities who need to know such information in connection with their work for the LECG Entities) Third Party Information, except in connection with his work for any of the LECG Entities or as expressly authorized by a member of the Board in writing.

5.3           “Proprietary Information” means any and all data and information concerning the business affairs of the LECG Entities and not generally known in the industry in which any of the LECG Entities is or may become engaged, and any other information concerning any matters affecting or relating to the respective businesses of the LECG Entities, but in any event Proprietary Information shall include, all of the LECG Entities’ past, present or prospective business opportunities, including information concerning acquisition opportunities in or reasonably related to the LECG Entities’ respective businesses or industries, clients, client lists, pricing information with respect to present or past clients, information regarding law firms, accounting firms or sources of business referrals, or any other information concerning the respective businesses of the LECG Entities, their manner of operation, their plans, processes, figures, sales figures, projections, estimates, tax records, personnel history, conflicts databases and management, accounting procedures, promotions, supply sources, contracts, know-how, trade secrets, information relating to research, development, inventions, technology, manufacture, purchasing, engineering, marketing, merchandising or selling, compensation of employees and consultants or other data without regard to whether all of the foregoing matters will be deemed confidential, material or important.

5.4           “Records” means (A) any and all procedure manuals, books, records and accounts; (B) all property of the LECG Entities, including papers, note books, tapes and similar repositories containing Proprietary Information; (C) all invoices and commission reports; (D) customer lists—partial and/or complete; (E) data layouts, magnetic tape layouts, diskette layouts, etc.; (F) samples; (G) promotional letters, brochures and advertising materials; (H) displays and display materials; (I) correspondence and old or current proposals to any former, present or prospective customer of the Company and its Affiliates; (J) information concerning revenues and profitability and any other financial conditions of the LECG Entities; (K) information concerning the LECG Entities, which was input by the Executive or at his direction, under his supervision or with his knowledge, including on any floppy disk, diskette, cassette or similar device used in, or in connection with, any computer, recording devices or typewriter; (L) data, account information or other matters furnished by clients of any LECG Entity; and (M) all copies of any of the foregoing data, documents or devices whether in the form of carbon copies, photo copies, copies of floppy disks, diskettes, tapes or in any other manner whatsoever.

5.5           Compelled Disclosure.  If the Executive is required by law or governmental regulation or by subpoena or other valid legal process to disclose any Confidential Information to any Person, the Executive will immediately provide the Company with written notice of the applicable law, regulation or process so that the Company may seek a protective order or other appropriate remedy.  The Executive will cooperate fully with the Company and the Company’s representatives in any attempt by the Company to obtain any such protective order or other remedy.  If the Company elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that the Executive disclose

Confidential Information, and if the Executive furnishes the Company with a written opinion of reputable legal counsel acceptable to the Company confirming that the disclosure of such Confidential Information is legally required, then the Executive may disclose such Confidential Information to the extent legally required; provided, however, that the Executive will use his reasonable best efforts to ensure that such Confidential Information is treated confidentially by each Person to whom it is disclosed.

6.             Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by facsimile or sent by reputable overnight courier service (charges prepaid) to the recipient at the following address:

If to the Company:

LECG Corporation
80 Lancaster Avenue
Devon, PA  19333
Attention:  Chairman of the Board of Directors

If to the Executive:

[His home address, per Company records]

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement will be deemed to have been given when so delivered personally or sent by facsimile, and one day after deposit with a reputable overnight courier service.

7.             Section 409A

7.1           Intent to Comply with Section 409A.  It is the parties’ intent that the reimbursements, payments and benefits to which the Executive could become entitled to receive in connection with his employment under this Agreement be exempt from or comply with Section 409A and the regulations and other guidance promulgated thereunder (collectively, “Section 409A”).  The provisions of this Section 7 shall qualify and supersede all other provisions of this Agreement as necessary to fulfill the foregoing intent.  If the Company believes, at any time, that any of such reimbursement, payment or benefit is not exempt or does not so comply, the Company shall promptly advise the Executive and shall reasonably and in good faith amend the terms of such arrangement such that it is exempt or complies (with the most limited possible economic effect on the Executive and on the Company) or to minimize any additional tax, interest and/or penalties that may apply under Section 409A if exemption or compliance is not practicable.  The Company agrees that it shall not, without the Executive’s prior written consent, knowingly take any action, or knowingly refrain from taking any action, other than as required by law, that would result in the imposition of tax, interest and/or penalties upon the Executive under Section 409A, unless such action or omission is pursuant to the Executive’s written request.

7.2           Separation Pay Plan/Short-Term Deferrals.  To the extent applicable, any Severance Benefits that become payable pursuant to Section 4.4.4 of this Agreement are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii) (Separation Pay Plan) and/or Treasury Regulation Section 1.409A-1(b)(4) (Short-Term Deferrals).

7.3           Compliance with Specified Employee Six-Month Delay Rule.  If the Executive is a “specified employee” (determined by the Company in accordance with Section 409A and Treasury Regulation Section 1.409A-3(i)(2)) as of the date that he experiences a “separation from service” within the meaning of Section 409A (“Separation from Service”) and if any reimbursement, payment or benefit to be paid or provided under this Agreement both (i)  constitutes a “deferral of compensation” within the meaning of and subject to Section 409A (“Nonqualified Deferred Compensation”) and (ii) cannot be paid or provided in a manner otherwise provided herein without subjecting the Executive to additional tax, interest and/or penalties under Section 409A, then any such reimbursement, payment or benefit that is payable during the first six (6) months following the Executive’s Termination Date shall be paid or provided to the Executive in a lump sum cash payment to be made on the earlier of (x) the Executive’s death and (y) the first business day of the seventh (7th) month immediately following the Executive’s Separation from Service.

7.4           Application of Section 409A.  Except to the extent any reimbursement, payment or benefit to be paid or provided under this Agreement does not constitute Nonqualified Deferred Compensation, (i) the amount of expenses eligible for reimbursement or the provision of any in-kind benefit (as defined in Section 409A) to the Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or provided as in-kind benefits to the Executive in any other calendar year (subject to any lifetime and other annual limits provided under the Company’s health plans), (ii) the reimbursements for expenses for which the Executive is entitled shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred and (iii) the right to payment or reimbursement or in-kind benefits may not be liquidated or exchanged for any other benefit.

7.5           Separate Payments. To the extent applicable, each and every payment to be made pursuant to Section 3.4.4 of this Agreement shall be treated as a separate payment and not as one of a series of payments treated as a single payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii).

7.6           Separation from Service.  Subject to Section 4.4.5 of this Agreement, any reimbursement, payment or benefit to be paid or provided under this Agreement that constitutes Nonqualified Deferred Compensation due upon the Executive’s termination of employment shall be paid or provided to the Executive only in the event of a Separation from Service.

8.             General Provisions.

8.1           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.2           Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

8.3           Counterparts; Facsimile Execution.  This Agreement may be executed in multiple counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  This Agreement may be executed by delivery of an original executed counterpart signature page by facsimile transmission.

8.4           Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company, and their respective successors and assigns; provided that the rights and obligations of the Executive under this Agreement shall not be assignable and, provided further that the rights and obligations of the Company may be assigned to any successor of the Company.

8.5           Choice of Law; Dispute Resolution.  All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.  Except with respect to any action seeking temporary or permanent injunctive relief taken in connection with the enforcement of Sections 4.5 through 4.11 and Section 5 of this Agreement, any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort, or statute, shall be resolved at the request of any party to this agreement, by final and binding arbitration before a neutral arbitrator jointly selected by the parties.  The arbitration will be conducted in accordance with the then-existing rules for the resolution of employment disputes of the American Arbitration Association or its successor entity, and judgment upon any award rendered by the arbitrator may be entered by any state or federal Court having jurisdiction thereof. The prevailing party shall be entitled to reasonable attorneys’ fees and costs incurred in enforcing this Agreement through arbitration or otherwise and reasonable attorneys’ fees and costs incurred in appealing or enforcing any judgment entered by the arbitrator in any court having jurisdiction. The parties shall not be liable to each other for any consequential, incidental, special or punitive damages.

8.6           Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of Sections 4.5 through 4.11 and Section 5 of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of those provisions.

8.7           Amendment and Waiver.  The provisions of this Agreement may be amended or and waived only with the prior written consent of the Company and the Executive.

8.8           Termination.  The provisions of Sections 4, 5, 6, 7 and 8 shall survive the termination of this Agreement and shall remain in full force and effect after such termination.

8.9           No Waiver.  A waiver by any party hereto of any right or remedy hereunder on anyone occasion shall not be construed as a bar to any right or remedy which such party would otherwise have on any future occasion.  Neither failure to exercise nor any delay in exercising on the part of any party hereto, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

8.10         Insurance.  The Company, at its discretion, may apply for and procure in its own name for its own benefit life and/or disability insurance on the Executive in any amount or amounts considered available.  The Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance. The Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

8.11         Offset.  Whenever the Company is to pay any sum to the Executive, any amounts that the Executive owes to the Company or any LECG Entity may be deducted from that sum before payment.  Executive’s signature below authorizes the Company to make such deductions pursuant to 34 Pa. Code § 9.1(13).

8.12         Deductions.  The Company shall be entitled to deduct or withhold from any amounts owing to the Executive any federal, state, provincial, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to the Executive’s compensation or other payments from the Company or the Executive’s ownership interest in the Company, including, but not limited to, wages, bonuses, dividends, the receipt or exercise of stock options and/or the receipt or vesting of restricted stock.

The parties hereto have executed this Senior Management Agreement on the date first written above.

LECG CORPORATION

By:	/s/ Garrett F. Bouton
Garrett F. Bouton, Chairman of the Board of Directors

Date:	April 30, 2010

EXECUTIVE

By:	/s/ Steve M. Samek
Steve M. Samek

Date:	April 30, 2010

EXHIBIT B

General Release and Agreement

Pursuant to Senior Management Agreement

1.             General Release of Claims.  For valuable consideration, that being the “Severance Benefits” described in Section 4.4.4 of the Senior Management Agreement, the receipt and adequacy of which are hereby acknowledged, the undersigned (the “Executive”) does hereby on behalf of the Executive and the Executive’s successors, assigns, heirs and any and all other persons claiming through the Executive, if any, and each of them, forever relieve, release, and discharge the Company and its respective predecessors, successors, assigns, owners, attorneys, representatives, affiliates, direct and indirect subsidiaries (whether or not wholly-owned), divisions, partners and their officers, directors, agents, employees, servants, executors, administrators, accountants, investigators, insurers, and any and all other related individuals and entities, if any, and each of them (collectively, the “Released Parties”), in any and all capacities from any and all claims, debts, liabilities, demands, obligations, liens, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys’ fees), damages, actions and causes of action, of whatever kind or nature, including, without limiting the generality of the foregoing, any claims arising out of, based upon, or relating to the hire, employment, remuneration, or termination of the Executive’s employment with the Company.

2.             Acknowledgment of Accrued Obligations.  The Executive acknowledges that he has been paid all Accrued Obligations owed under the Senior Management Agreement, and that he is owed no other compensation for the Services provided under the Senior Management Agreement.  The Executive understands that he is not required to sign this General Release and Agreement to receive the Accrued Obligations.

3.             Inclusion of Employment and Other Claims in General Release.  This General Release and Agreement (“Release”) includes a release of any rights or claims the Executive may have under the Age Discrimination in Employment Act, which prohibits age discrimination in employment as to individuals forty years of age and older; the Older Workers Benefit Protection Act, which prohibits employers from denying benefits to older employees; Title VII of the Civil Rights Act of 1964, as amended in 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex; any state or local law (including without limitation the Pennsylvania Human Relations Act and/or the Philadelphia Fair Practices Ordinance) that prohibit discrimination based on race, color, religious creed, national origin, ancestry, physical or mental disability, medical condition, sex, pregnancy-related condition, marital status, age , sexual orientation or any other protected characteristic; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the American with Disabilities Act, as amended, which prohibits discrimination against qualified individuals with disabilities; and any other federal, state or local laws or regulations which prohibit employment discrimination, restrict an employer’s right to terminate the Executive, or otherwise regulate employment.  This Release also includes a release by the Executive of any claims for or relating to breach of contract, wrongful discharge, status as a whistleblower, and all claims for alleged physical or personal injury, or emotional distress relating to or arising out of the Executive’s employment with the Company or the termination of that employment; and all claims under the Employee

Retirement Income Security Act of 1974, such as claims relating to pension or health plan benefits.  This Release is not intended to and does not seek to waive the Executive’s rights to notice and otherwise under the Federal Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 201 et seq. (“WARN”) or any similar law, as applicable, nor is the Executive required to execute the Release to receive that portion of the Severance Benefits provided under the Senior Management Agreement that constitutes “Paid Leave in Lieu of Notice” under WARN or any applicable state worker protection law.

4.             Status of Claims That May Not Be Waived.  Notwithstanding any other provision of this Release, this Release does not apply to any rights or claims that arise after the execution of this Release, nor does it apply to any claims that may not by law be released in a private agreement between an employer and employee.

5.             Release of Unknown Claims and Waiver of Any Legal Doctrine Precluding the Same.  This Release covers both claims that the Executive knows about and those the Executive may not know about as of the date of Executive’s execution of this Release.  The Executive expressly waives all rights afforded by any statute or any legal doctrine that limits the effect of a release with respect to unknown claims.  Executive understands the significance of the Executive’s release of unknown claims and the Executive’s waiver of any protection against a release of unknown claims.  Executive expressly acknowledges that this Release is intended to include both claims that the Executive knows about and those the Executive does not know or suspect to exist as of the date of his execution of this Release.

6.             Warranty with Respect to Pending Claims.  The Executive hereby represents and warrants that he has not filed, initiated, or prosecuted (or caused to be filed, initiated, or prosecuted) any lawsuit, complaint, charge, action, compliance review, investigation, or proceeding with respect to any claim this Release purports to waive, and the Executive covenants never to do so in the future, whether as a named plaintiff, class member, or otherwise.  The Executive understands that this Release does not require him to withdraw, or prohibit him from filing, a charge with any government agency (such as the U.S. Equal Employment Opportunity Commission), as long as the Executive does not personally seek reinstatement, damages, remedies, or other relief as to any claim that the Executive released by signing this Release, as the Executive has waived any right the Executive might have had to any of those things.  If the Executive is ever awarded or recovers any amount as to a claim the Executive purported to waive in this Release, the Executive agrees that the amount of the award or recovery shall be reduced by the amounts he was paid as Severance Benefits under the Senior Management Agreement, increased appropriately for the time value of money, using an interest rate of 10% per annum.  The Executive covenants never directly or indirectly to bring or participate in an action against any Released Party under any unfair competition law of any jurisdiction.

7.             Dispute Resolution.  Except for claims by either the Executive or the Company for emergency equitable or injunctive relief which cannot be timely addressed through arbitration and are needed to preserve the parties’ rights pending arbitration, the Executive and the Company hereby agree to submit any claim or dispute between them and any of the Released Parties who agree to participate in arbitration, including those arising out of the terms of this Release, the Senior Management Agreement and/or any dispute arising out of or relating to the Executive’s employment with the Company, to private and confidential arbitration by a single

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neutral arbitrator to be mutually selected by the parties.  The arbitration proceedings shall be governed by the then-current rules of the American Arbitration Association governing employment disputes, and shall take place in Philadelphia County, Pennsylvania, which the Executive represents is a convenient location for the Executive.  The decision of the arbitrator shall be final and binding on the parties to this Release and any of the Released Parties who agrees to arbitration, and judgment thereon may be entered in any court having jurisdiction.  The Company and the Executive shall each pay one-half of the total fees payable to the arbitrator as such fees come due in connection with any claim or dispute subject to this paragraph, except as otherwise required by law; provided, however, that such fees and all other costs of the arbitration proceeding or litigation to enforce this Release, including attorneys’ fees and witness expense fees, shall ultimately be paid as the arbitrator or court awards in accordance with applicable law. Except for claims for emergency equitable or injunctive relief in aid of an ongoing arbitration claim, this arbitration procedure is intended to be the exclusive method of resolving any claim relating to the obligations set forth in this Release or the Senior Management Agreement.  The Parties hereby waive any right to a jury trial on any dispute or claim covered by this Release.

8.             Severability and Interpretation.  The provisions of this Release are severable, and if any part of this Release is found to be unenforceable, the other provisions shall remain fully valid and enforceable.  This Release shall be construed in accordance with its fair meaning and in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles thereof.

9.             Advisements Under the Older Workers Benefit Protection Act.   The Executive is strongly encouraged to consult with an attorney before signing this Release.  The Executive acknowledges that, by this Release, he has been advised to consult an attorney and the Executive understands that whether to do so is the Executive’s decision.  The Executive acknowledges that he has 21 days(1) in which to consider whether the Executive should sign this Release and he acknowledges if he signs this Release, he has 7 days following the date on which he signs this Release to revoke it, and that this Release will not be effective until after this 7-day period had lapsed.  To be effective, revocation must be made by written notice of revocation signed by the Executive and actually received by the Company on or before the seventh day after the Executive signs this Release.  If the Executive revokes this Release, it shall not be effective or enforceable and the Executive shall not receive any of the Severance Benefits described in the Senior Management Agreement and will be required to repay any such benefits already paid to him or on his behalf.  The Executive understands that any claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., that may arise after the date this Release is executed by the Executive are not waived.

(1) To be extended to 45 days to the extent required by applicable law.

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PLEASE READ THIS GENERAL RELEASE AND AGREEMENT CAREFULLY.  IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.  YOU MAY CONSULT AN ATTORNEY BEFORE SIGNING.

LECG Corporation

By:
Name:

Date:

Steve M. Samek

Date:

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